Exhibit 99.1

Beacon Financial Corporation Completes Merger of Equals between Berkshire Hills Bancorp and Brookline Bancorp

Boston, September 2, 2025 – Beacon Financial Corporation, Inc. (NYSE: BBT) today announced the completion of the merger of equals between Berkshire Hills Bancorp, Inc., the parent company of Berkshire Bank, and Brookline Bancorp, Inc., the parent company of Brookline Bank, Bank Rhode Island, and PCSB Bank, effective September 1, 2025.

The merger of equals created Beacon Financial Corporation (the “Company”), the parent company of Beacon Bank & Trust, commonly known as Beacon Bank. Beacon Bank is a full-service, $24 billion regional banking franchise, headquartered in Boston with more than 145 branch offices throughout New England and New York. The Company has extensive wealth management and trust capabilities with more than $3 billion in assets under management, serving clients with best-in-class investment solutions and exceptional client service through its bank investment teams and its subsidiary, Clarendon Private. The Company trades on the New York Stock Exchange under the new ticker symbol “BBT”.

“We’re pleased to have successfully completed our merger of equals to form Beacon Financial Corporation and position the Company to be a predominant regional bank serving the Northeast. We thank the employees of both companies for their hard work and dedication to ensuring the timely completion of the merger. Our focus now turns to completing the integration of our banking systems to deliver a seamless client experience, provide additional service capabilities and generate enhanced financial performance for stockholders,” stated Paul A. Perrault, CEO of the Company.

Clients can continue banking just as they do today through their respective Berkshire Bank, Brookline Bank, Bank Rhode Island and PCSB Bank branches, websites, mobile apps, financial advisors and relationship managers operating as divisions of Beacon Bank. In addition, they can now enjoy fee-free ATM withdrawals at any Berkshire Bank, Brookline Bank, Bank Rhode Island or PCSB Bank ATM location. Over time, clients will begin to see updates such as the new name on statements, in online banking and at branches as the combined company prepares for a full transition to the Beacon Bank brand, along with integration of banking systems in the first quarter of 2026. Clients can find the latest merger integration information online at BeaconBank.com

Media inquiries or further information:

Media:
Gary R. Levante

Chief Communication & Sustainability Officer

413.447.1737

glevante@berkshirebank.com

Investor Relations:
Carl M. Carlson

Chief Financial and Strategy Officer

617.425.5331

About Beacon Financial Corporation & Beacon Bank & Trust

Beacon Financial Corporation (NYSE: BBT) is the holding Company for Beacon Bank & Trust, commonly known as Beacon Bank, a full-service regional bank serving the Northeast that was created on September 1, 2025 through the merger of equals between Berkshire Hills Bancorp and Brookline Bancorp. Headquartered in Boston, Massachusetts, the Company has $24 billion in assets and more than 145 branches throughout New England and New York. Beacon Bank offers a full suite of tailored banking solutions including commercial, cash management, asset-based lending, retail, consumer and residential products and services. The Bank operates through its banking divisions – Berkshire Bank, Brookline Bank, BankRI and PCSB Bank. The Company also provides equipment financing through its Eastern Funding subsidiary, SBA lending through its 44 Business Capital division and private wealth services through Clarendon Private. Learn more at BeaconFinancialCorporation.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Beacon Financial Corporation.

Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "could," "may," "should," "will" or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on the Company's current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Any number of risks, uncertainties, or other factors could affect the Company's future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the possibility that the anticipated benefits of the merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Company does business; the possibility that revenues following the merger may be lower than expected; the ability to complete the integration of the two companies successfully; and the potential impact of general economic, political or market factors on the Company and other factors that may affect future results of the Company. The foregoing list of factors is not exhaustive. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025 and its other filings with the SEC. SEC filings are available free of charge on the SEC's website at www.sec.gov.